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                                                                    Exhibit 21.2


                              LIST OF SUBSIDIARIES

The following is a list of each subsidiary of the Company, its jurisdiction of organization, and the percentage ownership held by the Company.

COMPANIES ORGANIZED IN THE UNITED STATES:

EPE Holding Corporation - Delaware - 100%
Elvis Presley Enterprises, Inc. - Tennessee - 85%
Elvis Presley Enterprises LLC - Delaware 85%
Elvis Presley's Memphis LLC - Tennessee - 85%
Elvis Anthology, LLC - Tennessee - 85%
Meadow Oaks Apartments, Inc. - Tennessee -  85%
Elvis Presley's Heartbreak Hotel, LLC - Tennessee - 99%
Elvis Music, Inc. - New York - 63.75%
White Haven Music, Inc. - New York - 63.75%
Velvet Elvis, Inc. - Tennessee -  85%
19 Entertainment Inc. - New York - 100%
On The Road Productions Inc. - California 100%
All Girl Productions Inc. - California -100%
19 Touring LLC - Delaware - 100%
Dance Nation Productions Inc. - Delaware - 100%
Southside Productions Inc. - Delaware -  100%
19 Recording Services Inc. - Delaware - 100%
19 Recordings Inc.  - New York - 100%

COMPANIES REGISTERED IN ENGLAND AND WALES:

19 Entertainment Limited -  100%
19 Merchandising Limited -100%
S Club Limited - 100%
19 TV Limited  - 100%
19 Recordings Limited  - 100%
19 Management Limited - 100%
19 Productions Limited  - 100%
Brilliant 19 Limited  - 75%
Native Management Limited - 50%
19 Songs Limited - 50%
19 Touring Limited - 100%
TLS Management Limited - 25%
Double Vision Film Limited - 100%
19 Loves Music Limited - 100%
19 Artist Tours Limited - 100%
Beckham Brand Limited - 33%
Shy Records Limited - 75%

COMPANIES REGISTERED IN GERMANY:

19 Entertainment (Germany) GmbH - 100%
19 Touring GmbH - 100%